UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 10, 2004

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15149 (Commission File Number)	42-0991521 (IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 10, 2004, the Board of Directors of Lennox International Inc. (the “Company”) appointed Paul W. Schmidt, as a director to fill the vacancy created in April 2004 by the resignation of David H. Anderson. The appointment of Mr. Schmidt as a director shall be effective as of January 1, 2005, and he will serve until the 2005 Annual Meeting of the Stockholders of the Company. Mr. Schmidt is currently corporate controller of General Motors Corporation (GM). Mr. Schmidt began his career in 1969 as an analyst with the Chevrolet Motor Division of GM. He has since served in a wide variety of senior leadership roles for GM, including financial, product, and factory management, business planning, investor relations, and international operations. Mr. Schmidt also served as director of capital, performance, and overseas analysis in the GM New York Treasurer’s Office. He received a bachelor’s degree in engineering from Princeton and an M.B.A. from Harvard.

     Mr. Schmidt is expected to serve on the Audit and Board Governance Committees. Mr. Schmidt does not have any family relationship with any executive officer of the Company or with any director of the Company. Neither Mr. Schmidt, nor any member of his immediate family, is a party to any transactions or proposed transactions with the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: December 14, 2004	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

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